Exhibit 10.154

EXHIBIT (10)(154) FORM OF CONVERTIBLE NOTE

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

Principal Amount $600,000.00	Issue Date: ________________, 201_

CONVERTIBLE NOTE

FOR VALUE RECEIVED, ATTITUDE DRINKS, INC., a Delaware corporation (hereinafter called “Borrower”), hereby promises to pay to STAMFORD WOB, LLC, 505 S. Flagler Drive, Suite #1010, West Palm Beach, FL, 33401, (the “Holder”) or order, without demand, the sum of Six Huundred Thousand Dollars ($600,000.00), with interest accruing thereon, on the third anniversary of the Issue Date (the “Maturity Date”), if not retired sooner.

ARTICLE I

GENERAL PROVISIONS

1.1           Interest Rate. Interest payable on this Note shall accrue at the annual rate of two percent (2%) and be payable on the Maturity Date in cash or common stock at the then in effect conversion price, accelerated or otherwise, when the principal and remaining accrued but unpaid interest shall be due and payable, or sooner as described below.

1.2           Payment Grace Period. The Borrower shall have a five (5) day grace period to pay any monetary amounts due under this Note.

1.3           Conversion Privileges. The Conversion Privileges set forth in Article II shall remain in full force and effect immediately from the date hereof and until the Note is paid in full regardless of the occurrence of an Event of Default. The Note shall be payable in full on the Maturity Date, unless previously converted into Common Stock in accordance with Article II hereof.

ARTICLE II

CONVERSION RIGHTS

The Holder shall have the right but not the obligation to convert the principal and any interest due under this Note into Shares of the Borrower's Common Stock, $.00001 par value per share (“Common Stock”) as set forth below.

2.1.          Conversion into the Borrower’s Common Stock.

(a)          The Holder shall have the right from and after the date of the issuance of this Note and then at any time until this Note is fully paid, to convert any outstanding and unpaid principal portion of this Note, and accrued interest, at the election of the Holder (the date of giving of such notice of conversion being a “Conversion Date”) into fully paid and nonassessable shares of Common Stock as such stock exists on the date of issuance of this Note, or any shares of capital stock of Borrower into which such Common Stock shall hereafter be changed or reclassified, at the conversion price as defined in Section 2.1(b) hereof, determined as provided herein. Upon delivery to the Borrower of a completed Notice of Conversion, a form of which is annexed hereto as Exhibit A, Borrower shall issue and deliver to the Holder within three (3) business days after the Conversion Date (such third day being the “Delivery Date”) that number of shares of Common Stock for the portion of the Note converted in accordance with the foregoing. At the election of the Holder, the Borrower will deliver accrued but unpaid interest on the Note, if any, through the Conversion Date directly to the Holder on or before the Delivery Date. The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal of the Note and interest, if any, to be converted, by the Conversion Price.

(b)          Subject to adjustment as provided in Section 2.1(c) hereof, the conversion price per share shall be the average closing price for the five trading days prior to the Conversion date (“Conversion Price”).

(c)           The Conversion Price and number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 2.1(a), shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

A.           Merger, Sale of Assets, etc. If the Borrower at any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other corporation, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase such number and kind of shares or other securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance, upon or with respect to the securities subject to the conversion or purchase right immediately prior to such consolidation, merger, sale or conveyance. The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, the anti-dilution provisions of this Section shall apply to such securities of such successor or purchaser after any such consolidation, merger, sale or conveyance.

B.           Reclassification, etc. If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes that may be issued or outstanding, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

C.           Stock Splits, Combinations and Dividends. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event..

2.2           Method of Conversion. This Note may be converted by the Holder in whole or in part as described in Section 2.1(a) hereof. Upon partial conversion of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by the Borrower to the Holder for the principal balance of this Note and interest which shall not have been converted or paid, provided however that the Holder shall no obligation to return the Note until this note is satisfied in whole.

2.3.          Maximum Conversion. The Holder shall not be entitled to convert on a Conversion Date that amount of the Note in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on a Conversion Date, (ii) any Common Stock issuable in connection with the unconverted portion of the Note, and (iii) the number of shares of Common Stock issuable upon the conversion of the Note with respect to which the determination of this provision is being made on a Conversion Date, which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock of the Borrower on such Conversion Date. For the purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to aggregate conversions of 4.99%. The Holder shall have the authority and obligation to determine whether the restriction contained in this Section 2.3 will limit any conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the Notes are convertible shall be the responsibility and obligation of the Holder. The Holder may waive the conversion limitation described in this Section 2.3, in whole or in part, upon and effective after 61 days prior written notice to the Borrower to increase such percentage to up to 9.99%.

2.4.          Mandatory Conversion. Provided an Event of Default or an event which with the passage of time or giving of notice could become an Event of Default has not occurred, then, until the Maturity Date, the Borrower will have the option by written notice to the Holder (“Notice of Mandatory Conversion”) of compelling the Holder to convert all or a portion of the outstanding and unpaid principal of the Note and accrued interest, thereon, into Common Stock at fifty percent (50%) of the Conversion Price, as adjusted, then in affect (“Mandatory Conversion”). The Notice of Mandatory Conversion, which notice must be given on the first day following twenty (20) consecutive trading days (“Lookback Period”) during which the closing price for the Common Stock as reported by Bloomberg, LP for the Principal Market shall be greater than one cent ($0.01) each such trading day and during which twenty (20) trading days, the daily trading volume as reported by Bloomberg L.P. for the Principal Market is greater than 100,000 shares. The date the Notice of Mandatory Conversion is given is the “Mandatory Conversion Date.” The Notice of Mandatory Conversion shall specify the aggregate principal amount of the Note which is subject to Mandatory Conversion. Mandatory Conversion Notices must be given proportionately to all Holders of Notes. The Borrower shall reduce the amount of Note principal subject to a Notice of Mandatory Conversion by the amount of Note Principal and interest for which the Holder had delivered a Notice of Conversion to the Borrower during the twenty (20) trading days preceding the Mandatory Conversion Date. Each Mandatory Conversion Date shall be a deemed Conversion Date and the Borrower will be required to deliver the Common Stock issuable pursuant to a Mandatory Conversion Notice in the same manner and time period as described herein. A Notice of Mandatory Conversion may be given only in connection with an amount of Common Stock which would not cause a Holder to exceed the 4.99% (or if increased, 9.99%) beneficial ownership limitation set forth in Section 2.3 of this Note.

2.5.          Optional Redemption of Principal Amount. The Borrower will have the option of prepaying the outstanding amounts owed on this Note, in whole or in part.

ARTICLE III

EVENT OF DEFAULT

The occurrence of any of the following events of default (“Event of Default”) shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment, or grace period, all of which hereby are expressly waived, except as set forth below:

3.1           Failure to Pay Principal or Interest. The Borrower fails to pay any installment of principal, interest or other sum due under this Note when due.

3.2           Breach of Covenant. The Borrower breaches any material covenant or other term or condition of this Note in any material respect and such breach, if subject to cure, continues for a period of ten (10) business days after written notice to the Borrower from the Holder.

3.3           Breach of Representations and Warranties. Any material representation or warranty of the Borrower made herein.

3.4           Receiver or Trustee. The Borrower or any Subsidiary of Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

3.5           Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower or any subsidiary of Borrower and if instituted against them are not dismissed within 45 days of initiation.

ARTICLE IV

MISCELLANEOUS

4.1           Failure or Indulgence Not Waiver. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2           Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Borrower to: Attitude Drinks Inc., 712 US Highway 1, Suite 200, North Palm Beach, FL 33408, Attn: Roy Warren, CEO and President, telecopier: (800) 799–5053, and (ii) if to the Holder, to the name, address and telecopy number set forth on the front page of this Note.

4.3           Amendment Provision. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.4           Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.

4.5           Cost of Collection. If default is made in the payment of this Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys’ fees.

4.6           Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York, including, but not limited to, New York statutes of limitations. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the civil or state courts of New York or in the federal courts located in the State and county of New York. Both parties and the individual signing this Agreement on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Borrower's obligations to Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other decision in favor of the Holder.

4.7           Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

4.8.          Construction. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

4.9           Redemption. This Note may be redeemed or called without the consent of the Holder.

4.10         Shareholder Status. The Holder shall not have rights as a shareholder of the Borrower with respect to unconverted portions of this Note. However, the Holder will have the rights of a shareholder of the Borrower with respect to the Shares of Common Stock to be received after delivery by the Holder of a Conversion Notice to the Borrower.

4.11         Non-Business Days. Whenever any payment or any action to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be due or action shall be required on the next succeeding business day and, for such payment, such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

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IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer as of the ___ day of __________, 201_.

ATTITUDE DRINKS INC.

By:
Name:
Title:

WITNESS:

NOTICE OF CONVERSION

(To be executed by the Registered Holder in order to convert the Note)

The undersigned hereby elects to convert $_________ of the principal and $_________ of the interest due on the Note issued by Attitude Drinks Inc. on __________, 201_ into Shares of Common Stock of Attitude Drinks Inc. (the “Borrower”) according to the conditions set forth in such Note, as of the date written below.

Date of Conversion:________________________________________________________________________________

Conversion Price:__________________________________________________________________________________

Number of Shares of Common Stock Beneficially Owned on the Conversion Date: Less than 5% of the outstanding Common Stock of Attitude Drinks Inc. _________________________________________________________________________

Shares To Be Delivered:_____________________________________________________________________________

Signature:________________________________________________________________________________________

Print Name:______________________________________________________________________________________

Address:_________________________________________________________________________________________

________________________________________________________________________________________